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                                                                   EXHIBIT 99.2

REVOCABLE PROXY

                            PUGET SOUND BANCORP, INC.
                     SOLICITED BY THE BOARD OF DIRECTORS FOR
                       THE SPECIAL MEETING OF SHAREHOLDERS
                        _________________________, 199___

        The undersigned holder of common stock of Puget Sound Bancorp, Inc. ("Bancorp"), acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders dated __________________, 199___, and, revoking any proxy heretofore given, hereby appoints Duane R. Guggenmos and David C. Burgett, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of the common stock of Bancorp registered in the name(s) of the undersigned and held by the undersigned of record as of _________________, 1997, at the Special Meeting of Shareholders of Bancorp to be held at the main office of Bancorp, 1488 Olney Avenue SE, Port Orchard, Washington, on _____________, _________________, 199___, at 7:00 p.m., and at
any postponement and adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

        (1) To ratify and approve the Agreement and Plan of Merger dated September 18, 1997 (the "Merger Agreement") by and among Bancorp and its wholly owned subsidiary, First National Bank of Port Orchard, and InterWest Bancorp, Inc. ("InterWest") and its subsidiary, InterWest Bank, a copy of which is attached as Appendix A to the accompanying Prospectus/Proxy Statement, under the terms of which (i) Bancorp will merge with and into InterWest with InterWest as the surviving corporation and (ii) each outstanding share of common stock of Bancorp will be converted into shares of common stock of InterWest in accordance with the terms of the Merger Agreement.

                  _______ FOR          _______ AGAINST          _______ ABSTAIN

        (2) In their discretion, the proxy holders are authorized to vote upon such other business as may be properly presented at the meeting or any adjournments or postponements thereof, or matters incidental to the conduct of the meeting.

                  _______ FOR          _______ AGAINST          _______ ABSTAIN

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1. THIS PROXY WHEN PROPERLY



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EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED
"FOR" PROPOSAL 1.

        WITNESS my hand this ______ day of _____________________, 199___.


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        NAME AND ADDRESS OF             (Please sign exactly as name appears
       BANCORP SHAREHOLDER(S)           hereon. When signing as attorney,
                                        executor, adminis-trator, trustee or
                                        guardian, give full title as such. If a
                                        corporation, please affix corporate
                                        seal. If a partnership, please sign in
                                        partnership name by authorized persons.
                                        If joint tenants, each joint tenant
                                        should sign.)


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                                        Signature of Shareholder(s)


WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.



I/WE DO ______ DO NOT ______ EXPECT TO ATTEND THIS SPECIAL MEETING.